Exhibit 16.1

Grant Thornton

May 13, 2016

Grant Thornton LLP
700 Milam Street, Suite 300
Houston, TX 77002-2848

T 832.476.3600
F 713.655.8741
GrantThornton.com
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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Erin Energy Corporation
File No. 001-34525

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Erin Energy Corporation dated May 13, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd